BENTLEY PHARMACEUTICALS, INC.


                                       AND


                     AMERICAN STOCK TRANSFER & TRUST COMPANY


                                     TRUSTEE





                                    INDENTURE



                           Dated as of February , 1996









                                   $7,500,000










       12% Convertible Senior Subordinated Debentures due February , 2006





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                                TABLE OF CONTENTS

Article   Section                 Heading                                   Page
-------   -------                 -------                                   ----

I                                DEFINITIONS AND RULES
                                 OF CONSTRUCTION                              1

            1.01                 Definitions                                  1
            1.02                 Other Definitions                            3
            1.03                 Rules of Construction                        3

II                               THE SECURITIES                               3

            2.01                 Form and Dating                              3
            2.02                 Execution and  Authentication                3
            2.03                 Registrar, Paying  Agent and
                                   Conversion Agent                           4
            2.04                 Paying Agent to Hold Money in Trust          4
            2.05                 Holder Lists                                 5
            2.06                 Transfer and Exchange                        5
            2.07                 Replacement Securities                       5
            2.08                 Outstanding Securities                       5
            2.09                 Treasury Securities                          6
            2.10                 Temporary Securities                         6
            2.11                 Cancellation                                 6
            2.12                 Defaulted Interest                           6

III                              REDEMPTION                                   7

            3.01                 Notices to Trustee                           7
            3.02                 Selection of Securities to be Redeemed       7
            3.03                 Notice of Redemption                         7
            3.04                 Effect of Notice of  Redemption              7
            3.05                 Deposit of Redemption Price                  8
            3.06                 Securities Redeemed in Part                  8

IV                               COVENANTS                                    8

              4.01                 Payment of Securities                      8
              4.02                 SEC Reports                                8
              4.03                 Compliance Certificate                     8

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              4.04                 Limitation on Dividends;
                                     Stock  Purchase and
                                     Senior Debt                              9
              4.05                 Certain Transactions With a
                                     Parent and its Affiliates                9
              4.06                 Corporate Existence                       10
              4.07                 Maintenance of Protection                 10
              4.08                 Payment of Taxes and Other
                                     Claims                                  10

V                                  SUCCESSORS                                11

              5.01                 When Company May Merge, etc.              11
              5.02                 Successor Corporation Substituted         11

VI                                 DEFAULTS AND REMEDIES                     12

              6.01                 Events of Default                         12
              6.02                 Acceleration                              13
              6.03                 Other Remedies                            13
              6.04                 Waiver of Past  Defaults                  13
              6.05                 Control by Majority                       13
              6.06                 Limitation on Suits                       13
              6.07                 Rights of Holders to Receive Payment
                                     or Convert Securities                   14
              6.08                 Collection Suit by Trustee                14
              6.09                 Trustee May File Proofs of Claim          14
              6.10                 Priorities                                14
              6.11                 Undertaking for Costs                     15

VII                                TRUSTEE                                   15

              7.01                 Duties of Trustee                         15
              7.02                 Rights of Trustee                         16
              7.03                 Individual Rights of Trustee              16
              7.04                 Trustee's Disclaimer                      16
              7.05                 Notice of Defaults                        16
              7.06                 Reports by Trustee to Holders             17
              7.07                 Compensation and Indemnity                17
              7.08                 Replacement of Trustee                    17
              7.09                 Successor Trustee by Merger, etc.         18
              7.10                 Eligibility; Disqualification             18

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VIII                               DISCHARGE OF INDENTURE                    19

              8.01                 Termination of Company's Obligations      19
              8.02                 Application of Trust Money                19
              8.03                 Repayment to Company                      20

IX                                 AMENDMENTS                                20

              9.01                 Without Consent of Holders                20
              9.02                 With Consent of Holders                   20
              9.03                 Revocation and Effect of Consents         21
              9.04                 Notation on or Exchange of Securities     21
              9.05                 Trustee to Sign Amendments, Etc.          21

X                                  CONVERSION                                21

              10.01                Conversion  Privilege                     21
              10.02                Conversion  Procedure                     22
              10.03                Fractional  Shares                        22
              10.04                Taxes  on Conversion                      22
              10.05                Adjustment for Change in Capital Stock    23
              10.06                Adjustment for Certain Issuances
                                     of Common Stock                         23
              10.07                Current Market Price                      23
              10.08                Minimum Adjustment                        24
              10.09                When Adjustment May Be Deferred           24
              10.10                Number of Shares                          24
              10.11                When No Adjustment Required               25
              10.12                Notice of Adjustment                      25
              10.13                Voluntary Reduction                       25
              10.14                Notice of Certain Transactions            25
              10.15                Reorganization of Company                 26
              10.16                Company Determination Final               26
              10.17                Trustee's Disclaimer                      26

XI                                 SUBORDINATION                             26

              11.01                Agreement  to Subordinate                 26
              11.02                Certain  Definitions                      27
              11.03                Liquidation, Dissolution, Bankruptcy      27
              11.04                Default on Senior Debt                    27
              11.05                Acceleration  of Securities               28
              11.06                When Distribution Must be Paid Over       28

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              11.07                Notice by Company                         28
              11.08                Subrogation                               28
              11.09                Relative Rights                           29
              11.10                Subordination May Not Be Impaired
                                     by Company                              29
              11.11                Distribution or Notice to Representative  29
              11.12                Rights of Trustee and Paying Agent        29
              11.13                Ranking of Securities                     29
              11.14                Application by Trustee of Monies
                                     Deposited with It                       30

XII                                MISCELLANEOUS                             30

              12.01                Notices                                   30
              12.02                Communications by  Holders with
                                     Other Holders                           31
              12.03                Certificate and Opinion as to
                                     Conditions Precedent                    31
              12.04                Statements Required in Certificate
                                     or Opinion                              31
              12.05                Rules by Trustee and Agents               32
              12.06                Legal Holidays                            32
              12.07                No Recourse Against Others                32
              12.08                Duplicate Originals                       32
              12.09                Governing Law                             32
              12.10                Conflict with Trust Indenture Act         33
              12.11                No Adverse Interpretation of
                                     Other Document                          33
SIGNATURES

EXHIBIT A - FORM OF SECURITY

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INDENTURE dated as of February , 1996 between BENTLEY  PHARMACEUTICALS,  INC., a
Florida corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as trustee (the "Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Convertible Senior Subordinated Debentures due February ___, 2006 (the "Securities").

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01         DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     "Affiliate"  means  any  person  directly  or  indirectly   controlling  or
controlled by or under direct or indirect common control with the Company.

     "Agent"   means  any   Registrar,   Paying  Agent,   Conversion   Agent  or
co-registrar.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Capital Stock" means any class of capital stock of the Company as it exists on the date of this Indenture or as it may be constituted from time to time, and warrants, options and similar rights to acquire any such capital stock.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Control" (including, with correlative meanings, the terms "controlling," "controlled by" and "common control"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

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     "Holder" means a person in whose name a Security is registered.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers. See Sections 12.03 and 12.04.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.03 and 12.04.

     "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity or any government or agency or political subdivision thereof.

     "Principal" of a debt security means the outstanding principal of the security plus the premium, if any, on the security.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described above issued under this Indenture.

     "Subsidiary" means any entity of which at least a majority of the capital stock having ordinary voting power for the election of directors or other governing body of such entity (other than securities having such power only by reason of the happening of a contingency) shall be owned by the Company directly or indirectly through one or more of such Subsidiaries.

     "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the exchange or Nasdaq system which is the principal market for the Common Stock, as determined by the Board of Directors of the Company.

     "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Trust Indenture Act" means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

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Section 1.02         OTHER DEFINITIONS.

                    Term                                    Defined  in Section

           "Bankruptcy Law"                                       6.01
           "Common  Stock"                                       10.01
           "Conversion  Agent"                                    2.03
           "Conversion Price"                                     3.03
           "Current Market Price"                                10.07
           "Custodian"                                            6.01
           "Event of  Default"                                    6.01
           "Existing Conversion Price"                           10.06
           "Indebtedness"                                        11.02
           "Legal Holiday"                                       12.06
           "Paying Agent"                                         2.03
           "Registrar"                                            2.03
           "Representative"                                      11.02
           "Senior Debt"                                         11.02
           "U.S. Government  Obligations"                         8.01

Section 1.03         RULES  OF CONSTRUCTION.

Unless the context otherwise requires (i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect as of the date of this Indenture; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; and (v) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES


Section 2.01         FORM AND DATING.

The Securities shall be in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

Section 2.02         EXECUTION AND AUTHENTICATION

(a) Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security

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is no longer an employee  of the  Company or no longer  holds such office at the time the Security is authenticated, the Security shall remain valid.

(b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $7,500,000 upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

(c) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03         REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The
Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Trustee shall initially be appointed as the Registrar, Paying Agent and Conversion Agent and serve as authenticating agent. The Company or any of its subsidiaries may act as Paying Agent, Conversion Agent or Registrar or Co-registrar.

Section 2.04         PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any failure by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

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Section 2.05         HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06         TRANSFER AND EXCHANGE.

Where Securities are presented to the Registrar or a co-registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other denominations the Trustee shall permit the Registrar or co-registrar to register the transfer or make the exchange if its requirements for such transaction are met. Securities issued upon any transfer or exchange for Securities will be issued (i) in the same denominations as the Securities transferred or exchanged or (ii) in denominations of $1,000 or any integral multiples of $1,000 if necessary to effectuate the transfer or exchange. Whenever any Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 10.02.

Section 2.07         REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the like tenor and principal amount and bearing a number not written previously outstanding, if there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the ownership of and destruction, loss or theft of such Security and (ii) an indemnity bond sufficient in the judgment of both parties to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company, which obligations shall not however, in the aggregate, exceed the aggregate principal amount of $7,500,000.

Section 2.08         OUTSTANDING SECURITIES.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If Securities are considered paid under
Section 4.01, they cease to be outstanding and interest on them ceases to accrue. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

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Section 2.09         TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Section 2.10         TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11         CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement, conversion or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X.

Section 2.12         DEFAULTED INTEREST.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section, such manner of payment shall be declared practicable by the Trustee in its reasonable discretion. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to Holders a notice that states the special record date, payment date and amount of interest to be paid.

                                   ARTICLE III

                                   REDEMPTION


Section 3.01         NOTICES TO TRUSTEE.

If the Company wants to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed at least 30 days before the redemption date and not later than 10 days following the fulfillment of the 20 consecutive trading days condition specified in said Paragraph 5.

Section 3.02         SELECTION OF SECURITIES TO BE REDEEMED.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot. The Trustee shall make the selection not less than 30 days before the redemption date from Securities outstanding not previously called for redemption, and notify the Company promptly of such selection. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03         NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall identify the Securities to be redeemed and shall state (i) the redemption date and redemption price; (ii) if less than all of the Securities are to be redeemed, the portion of the principal amount of any Security to be redeemed in part; (iii) the conversion price (the "Conversion Price"); (iv) the name and address of the Paying Agent and Conversion Agent ;
(v) that Securities called for redemption may be converted at any time before the close of business on the redemption date; (vi) that Holders who want to convert Securities must satisfy the requirements in paragraph 7 of the Securities; (vii) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and (viii) that interest on Securities called for redemption ceases to accrue on and after the redemption date. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.04         EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

Section 3.05         DEPOSIT OF REDEMPTION PRICE.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06          SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS


Section 4.01           PAYMENT OF SECURITIES.

The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the interest rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02            SEC REPORTS.

(a) The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

(b) The Company, either directly or through the Trustee, shall contemporaneously provide to all Holders copies of all documents furnished to stockholders of the Company and copies of all documents filed with the Trustee pursuant to subpart
(a) of this Section 4.02.

Section 4.03            COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers, in their capacity as officers of the Company, know of any Default that occurred during the fiscal year. If they do, the Certificate shall describe the Default and its status. The Certificate need not comply with Section 12.04.

Section 4.04  LIMITATION ON DIVIDENDS; STOCK PURCHASE AND SENIOR DEBT.

(a) The Company will not declare or pay any cash dividends on, or make any distribution to the holders of, any shares of Capital Stock of the Company, other than dividends or distributions payable in such Capital Stock. Neither the Company nor any Subsidiary will purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company or warrants or rights to acquire such capital stock if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, an Event of Default shall have occurred and be continuing.

(b) The provisions of this Section 4.04 shall not prevent the retirement of any shares of the Company's Capital stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares if its Capital Stock (other than any preferred stock which by its terms must be redeemed by the Company prior to the maturity date of the Securities), and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made under this Section 4.04.

(c) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution to the Company or any of its Subsidiaries on its capital stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any indebtedness owed to the Company or any of its Subsidiaries; (iii) make loans or advances to the Company or any of its Subsidiaries; (iv) transfer any of its properties or assets to the Company or any of its Subsidiaries; or (v) guarantee the Securities or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by means of (A) existing indentures as in effect on the date of this Indenture; (B) this Indenture and the Securities; (C) any instrument governing Indebtedness of a Person acquired by the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person other than the Person or the property of the Person so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition; and (D) applicable law.

Section 4.05  CERTAIN TRANSACTIONS WITH A PARENT AND ITS AFFILIATES.

The Company may not, and it may not permit any Subsidiary, directly or indirectly, sell (by merger, exchange or otherwise) or lease any property to an Affiliate, make any investment in, or render any service to an Affiliate, or purchase (by merger, exchange or otherwise) or borrow any money from, or make any payment for any service rendered by an Affiliate except (i) any sale or lease of any property, or the rendering of any service to an Affiliate, or any purchase or lease of any property, or any payment for any service rendered, or the making of any agreement to do so, if such transaction is effected in the ordinary course of business and the Board of Directors determines in good faith that the terms thereof are at least as favorable to the Company or its Subsidiary as those which could be, or could reasonably be expected to be, obtained in a similar transaction with an entity other than any of its Affiliates; (ii) any borrowing of money, or the making of any agreement to do so, if the Board of Directors determines in good faith that the terms of such transaction are at least as favorable to the Company or its Subsidiary as those which could be, or could reasonably be expected to be, obtained in a similar transaction with an entity other than any of its Affiliates; (iii) any payment by the Company or any of its Subsidiaries to any of its officers, directors or employees or agreement to do so, if the Board of Directors determines in good faith that the amount to be paid, or to be agreed to be paid, for such service bears a reasonable relationship to the value of such services to the Company or such Subsidiary; or
(iv) any sale to an Affiliate by the Company or a Subsidiary of any capital stock or other securities or other obligations of an Affiliate at a cash sale price not less than the original cost thereof to the Company or such an Affiliate or Subsidiary, as the same may have been reduced from time to time by cash dividends or interest payments thereon or payments of principal thereof received by the Company or such Subsidiary plus interest on such investment, as the same may have been reduced from time to time at a rate not less than the rate borne by the Debentures; but in no event less than current fair market value.

Section 4.06            CORPORATE EXISTENCE.

Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.07            MAINTENANCE OF PROPERTIES.

The Company will cause all properties material to the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.08            PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will pay or discharge or caused to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


                                    ARTICLE V

                                   SUCCESSORS

Section 5.01            WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with or merge into (whether or not the Company is the surviving corporation), or convey, sell, assign, transfer, lease or otherwise dispose of, or permit any of its Subsidiaries to convey, sell, assign, transfer, lease or otherwise dispose of, all or substantially all of its and its Subsidiaries' properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions, to another person unless (i) the person is a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia; (ii) the corporation assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 10.15 the Company or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities; (iii) immediately after the transaction no Default exists; (iv) immediately after the transaction, the consolidated net worth of the resulting, surviving or transferee person is not less than that of the Company immediately prior to the transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02            SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation or merger or any conveyance, sale, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES


Section 6.01            EVENTS OF DEFAULT.

(a) An "Event of Default" occurs if (i) the Company Defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 20 days; (ii) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise; (iii) the Company fails to comply with any of its other covenants and agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below; (iv) the Company or any Subsidiary has a material event of default under the documentation for Indebtedness in the payment of any amounts due and payable in respect of any of its respective Indebtedness (other than the Securities) in the aggregate principal or like amount of $500,000 or more or defaults in the payment when due in the principal of, interest on, or other amounts payable in respect of, or fails to perform or comply with any of its other agreements in respect of, any such Indebtedness and such Indebtedness, shall have been declared to be due and payable immediately, and such acceleration shall not have been rescinded or annulled, or such Indebtedness discharged, within 45 days after receipt of notice by the Company of such acceleration; (v) a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Subsidiary which remains unpaid and unstayed for a period of 30 days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments exceeds $500,000; (vi) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that
(A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

(b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(c) A Default under clause 6.01 (a) (iii) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure the Default within 45 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When Default is cured or waived, it ceases to exist.

Section 6.02            ACCELERATION.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately, anything in the Securities or this Indenture to the contrary notwithstanding. In addition, the Trustee shall be required to enforce any remedy set forth herein if an Event of Default occurs and is continuing, upon the request or demand of the Holders of at least 25% in principal amount of the Securities then outstanding. The Holders of at least a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.03            OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04            WAIVER OF PAST DEFAULTS.

The Holders of at least a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest in any Security or a Default under Article X.

Section 6.05            CONTROL BY MAJORITY.

The Holders of at least a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for and remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Holder or would involve the Trustee in personal liability.

Section 6.06            LIMITATION  ON SUITS.

(a) A Holder may pursue a remedy with respect to this Indenture or the Securities only if (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of at least a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07  RIGHTS  OF HOLDERS  TO RECEIVE PAYMENT OR CONVERT SECURITIES.

(a) Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of the Holder.

(b) Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of his right to convert his Securities shall not be impaired or affected without the consent of the Holder.

Section 6.08            COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in clauses 6.01 (a) (i) or (ii) above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

Section 6.09            TRUSTEE  MAY FILE PROOFS  OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10            PRIORITIES.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order: first to the Trustee for amounts due under Section 7.07; second to holders of Senior Debt to the extent required by Article XI; third to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and fourth to the Company.

The Trustee may fix a record date and payment date for any payment to Holders and shall provide the Company with prior written notice of such dates.

Section 6.11            UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by the Trustee, a condition for the institution of such suit shall be the giving by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.


                                   ARTICLE VII

                                     TRUSTEE

Section 7.01            DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that (i) this paragraph does not limit the effect of Paragraph (b) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Paragraphs (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02            RIGHTS  OF TRUSTEE.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03            INDIVIDUAL RIGHTS  OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 7.04            TRUSTEE'S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.05            NOTICE  OF DEFAULTS.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06            REPORTS BY TRUSTEE TO HOLDERS.

Within 60 days after March 31, 1996, the Trustee shall mail to Holders a brief report dated as of such reporting date that contains the type of information required by Section 313 (a) of the Trust Indenture Act, to the extent such report would have been required under Section 313(a) of the Trust Indenture Act. A copy of each report at the time of its mailing to Holders shall be filed with each stock exchange on which the Securities are listed.

Section 7.07            COMPENSATION AND INDEMNITY.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

(b) The Company shall indemnify the Trustee against any loss or liability incurred by it, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity and the Company shall defend the claim and the Trustee shall cooperate in the process. The Trustee may have separate counsel but the fees and expenses of such counsel shall be borne by the Trustee unless the Company shall not have promptly employed counsel to assume the defense of the claim, in which event such fees and expenses shall be borne by the Company. The Company shall have the right, in its sole discretion, to satisfy or settle any claim for which indemnification has been sought and is available hereunder as long as such satisfaction or settlement is at no cost to the Trustee. The Company need not pay for any settlement made without its consent or reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

(c) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. When the Trustee incurs expenses or renders services after an Event of Default specified in clauses 6.01 (a) (vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08            REPLACEMENT  OF TRUSTEE.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or public officer takes charge of the

Trustee or its property; (iv) the Trustee becomes incapable of acting; or (v) in the judgment of the Company, comparable services are available from another entity qualifying under Section 7.10 at a materially lower cost to the Company.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least l0% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Paragraph 7.07 (c).

Section 7.09            SUCCESSOR TRUSTEE  BY MERGER,  ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10            ELIGIBILITY;  DISQUALIFICATION.

This Indenture shall always have a Trustee who shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia which is (i) authorized under such laws to exercise corporate trust powers, and (ii) subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign in the manner and in the effect, and subject to the conditions provided in the Trust Indenture Act and this Indenture. This Indenture shall never have a Trustee that directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company.

                                                             ARTICLE VIII

                                                        DISCHARGE OF INDENTURE


Section 8.01            TERMINATION  OF COMPANY'S OBLIGATIONS.

(a) This Indenture shall automatically cease to be of further effect when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation.

(b) The Company may terminate all of its obligations under this Indenture if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only if Article XI permits it. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 3.03, 4.01, 7.07, 7.08, 8.02 and 8.03, and in
Article X, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07 shall survive.

(c) Upon receipt by the Trustee of an Officers' Certificate, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified in Paragraph (a) above.

(d) In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

(e) "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Section 8.02            APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 above. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article XI.

Section 8.03            REPAYMENT  TO COMPANY.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


                                   ARTICLE IX

                                   AMENDMENTS


Section 9.01            WITHOUT CONSENT OF HOLDERS.

The Company and the Trustee may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee to amend this Indenture or the Securities without the consent of any Holder to (i) cure any ambiguity, defect or inconsistency; (ii) comply with Sections 5.01 and 10.15; or (iii) make any change that does not adversely affect the right of any Holder.

Section 9.02            WITH CONSENT OF HOLDERS.

(a) The Company and the Trustee may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee to amend this Indenture or the Securities with the written consent of the Holders of at least 60% in principal amount of the Securities. However, without the consent of each Holder affected, an amendment under this Section may not: (i) reduce the amount of Securities whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the principal of or change the fixed maturity of any Security; (iv) make any Security payable in money other than that stated in the Security; (v) make any change in Sections 6.04 or 6.06 or the second sentence of Section 9.02; (vi) make any change that adversely affects the right to convert any Security; or
(vii) make any change in Article XI that adversely affects the rights of any Holder.

(b) An amendment under this Section may not make any change that adversely affects the rights under Article XI of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

(c) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

Section 9.03            REVOCATION AND EFFECT OF CONSENTS.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04            NOTATION ON OR EXCHANGE OF SECURITIES.

The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

Section 9.05            TRUSTEE  TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article VII) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.


                                    ARTICLE X

                                   CONVERSION


Section 10.01  CONVERSION PRIVILEGE.

A Holder may convert his Security into Common Stock of the Company at any time during the period stated in Paragraph 7 of the Securities. "Common Stock" means Common Stock, par value $.01 per share, of the Company as it exists on the date this Indenture is originally signed. The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount converted by the Conversion Price in effect on the conversion date. The initial Conversion Price is as stated in Paragraph 7 of the Securities. The Conversion Price is subject to adjustment. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

Section 10.02           CONVERSION PROCEDURE.

To convert a Security a Holder must satisfy the requirements in Paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion adjusted to account for any fractional share as provided in Section 10.03 below. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date. No payment or adjustment will be made for accrued interest on a converted Security. If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted. Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered. If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of Common Stock remaining unissued shall not permit the conversion of all Securities at the time outstanding. All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and non-assessable. The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange or national securities system on which the Common Stock is then listed. If the Company calls for the redemption of any Securities, such right of conversion shall cease and terminate, as to the Securities designated for redemption, at the close of business on the date immediately preceding the redemption date therefor, unless the Company defaults in the payment of the redemption price.

Section 10.03           FRACTIONAL SHARES.

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will round any fractional share up to the next highest share so that if any fraction exists, the Company shall issue one full share for such fractional amount.

Section 10.04           TAXES ON CONVERSION.

If a Holder converts his Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than his.

Section 10.05           ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

Except as provided in Section 10.15, if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its Capital Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its Capital Stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number and kind of shares which he would have owned immediately following such action if he had converted the Security immediately prior to such action. Such adjustment shall be made successively whenever such event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder upon conversion of his Security may receive shares of two or more classes of Capital Stock of the Company, the Company's Board of Directors shall determine, in good faith, the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

Section 10.06  ADJUSTMENT FOR CERTAIN ISSUANCES OF COMMON STOCK.

If the Company shall at any time or from time to time issue any shares of Common Stock (other than shares issued as a dividend or distribution as provided in
Section 10.05 above) for a consideration per share less than the lesser of the Conversion Price in effect on the date of such issue or the Current Market Price per share of Common Stock, then, forthwith upon such issue, the Conversion Price in effect immediately prior to such action (the "Existing Conversion Price") shall be reduced by dividing the number of shares so issued by the total number of shares outstanding after such issuance, multiplying the quotient by the difference between the Existing Conversion Price and the price of the shares so issued and subtracting the result from the Existing Conversion Price. In the case of an issue of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received for such shares, excluding cash received on account of accrued interest or accrued dividends and after deducting therefrom any and all commissions and expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issue of such shares. The term "issue" shall be deemed to include the sale or other disposition of shares held in the Company's treasury. The number of shares outstanding at any given time shall not include shares in the Company's treasury.

Section 10.07           CURRENT MARKET PRICE.

For the purpose of any computation under Section 10.06 above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing no more than 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

Section 10.08           MINIMUM ADJUSTMENT.

No adjustment in the Conversion Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this
Section 10.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Section 10.09           WHEN ADJUSTMENT MAY BE DEFERRED.

In any case in which this Article X shall require that an adjustment in the Conversion Price be made effective as of a record date for a specified event, if a Security shall have been converted after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder of such Security the shares, if any, issuable upon such conversion over and above the shares, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

Section 10.10           NUMBER OF SHARES.

Upon each adjustment of the Conversion Price as a result of the calculations made in Sections 10.05 and 10.06 above, the Securities shall thereafter evidence the right to purchase, at the adjusted Conversion Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon conversion of the Securities prior to adjustment of the number of shares by the Conversion Price in effect prior to adjustment of the Conversion Price by (ii) the Conversion Price in effect after such adjustment of the Conversion Price.

Section 10.11           WHEN NO ADJUSTMENT REQUIRED.

No adjustment  need be made for a transaction  referred to in Sections 10.05 and
10.06 if Holders are permitted to participate in the transaction on a basis in the opinion of the Board of Directors no less favorable than any other party and at a level which would preserve the Holders' percentage equity participation in the Common Stock upon conversion of the Securities. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the Securities become convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

Section 10.12           NOTICE OF ADJUSTMENT.

Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificates shall be conclusive evidence that the adjustment is correct.

Section 10.13           VOLUNTARY  REDUCTION.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 consecutive trading days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Company shall mail to Holders and to the Conversion Agent a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. The Company shall also give notice of the reduction of the Conversion Price, within the time period provided above, by issuing a release to that effect to the Dow Jones News Service. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 10.05 and 10.06 above.

Section 10.14           NOTICE OF CERTAIN TRANSACTIONS.

If (i) the Company takes any action that would require an adjustment in the Conversion Price pursuant to this Article X; (ii) the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or (iii) there is a liquidation or dissolution of the Company, the Company shall mail to Holders a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.15.          REORGANIZATION OF COMPANY.

If the Company is a party to a transaction subject to Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor company shall mail to Holders a notice briefly describing the supplemental indenture. If this Section applies, Section
10.05 above does not apply.

Section 10.16           COMPANY  DETERMINATION  FINAL.

Any determination that the Company or the Board of Directors must make pursuant to this Article X shall be conclusive, absent manifest error.

Section 10.17           TRUSTEE'S DISCLAIMER.

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under
Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent other than the Company shall have the same protection under this Section 10.17 as the Trustee.


                                   ARTICLE XI

                                  SUBORDINATION

Section 11.01  AGREEMENT  TO SUBORDINATE.

The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities and the payment of the principal of and intent thereon, is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

Section 11.02           CERTAIN DEFINITIONS.

(a) "Indebtedness" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the borrower or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the borrower prepared on a consolidated basis in accordance with generally accepted accounting principles.

(b) "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

(c) "Senior Debt" means the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of the Company outstanding on the date of this Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, which is payable to banks or other traditional institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Debt with respect to the Company or any Subsidiary shall not include (i) any Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock.

(d) A distribution as referred to in this Article XI may consist of cash, securities or other property.

Section 11.03           LIQUIDATION, DISSOLUTION, BANKRUPTCY.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (i) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest to the date of payment on the Senior Debt before Holders shall be entitled to receive any payment of principal of or interest on Securities; and (ii) until the Senior Debt is paid in full in cash, any distribution to which Holders would be entitled but for this Article XI shall be made to holders of Senior Debt as their interest may appear, except that Holders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

Section 11.04           DEFAULT ON SENIOR DEBT.

The Company may not pay principal or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if (i) a default on Senior Debt occurs and is continuing that permits holders of Senior Debt to accelerate its maturity, and (ii) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 11.12. The Company may resume payments on the Securities and may require them when (A) the default is cured or waived, or (B) 120 days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article XI otherwise permits the payment or acquisition at that time.

Section 11.05           ACCELERATION OF SECURITIES.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Securities when 120 days pass after the acceleration occurs if this Article XI permits the payment at that time. For purposes of this
Section 11.05, such notice of acceleration shall be conclusively deemed to have been received two days after the mailed notices referred to above are mailed.

Section 11.06           WHEN DISTRIBUTION MUST BE PAID OVER.

If a distribution is made to Holders that because of this Article XI should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 11.07           NOTICE BY COMPANY.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal or interest on the Securities to violate this Article XI, but failure to give such notice shall not effect the subordination of the Securities to the Senior Debt provided in this
Article XI.

Section 11.08           SUBROGATION.

Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions made to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article XI which otherwise would have been made to the Holders of the Securities shall, as between the Company and the Holders of the Securities, be deemed to be payment by the Company to or on the account of the Senior Debt, it being understood that the provisions of this
Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holder of the Senior, on the other hand.

Section 11.09           RELATIVE RIGHTS.

This Article XI defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal and interest on the Securities in accordance with their terms;
(ii) affect the relative rights of Holders and creditors of the Company other than holders of Senior Debt; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders. If the Company fails because of this Article XI to pay principal or interest on a Security on the due date, the failure is still a Default.

Section 11.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

No right of any current or future holder of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 11.11  DISTRIBUTION  OR NOTICE  TO REPRESENTATIVE.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Section 11.12  RIGHTS OF TRUSTEE AND PAYING AGENT.

The Trustee or Paying Agent may continue to make payments on the Securities until it receives notice that payments may not be made under this Article XI. The Company, a Representative or a holder of Senior Debt may give the notice. If an issue of Senior Debt has a Representative, only the Representative may give the Notice. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.13           RANKING OF SECURITIES.

The indebtedness evidenced by the Securities shall rank (i) senior to or pari passu with all other indebtedness evidenced by securities of the Company issued by the Company after the date of this Indenture and any other evidence of Indebtedness of the Company, except as expressly provided for in Section 11.01; and (ii) senior to the Capital Stock of the Company, including any rights or warrants entitling holders thereof to subscribe for or purchase shares of Capital Stock of the Company or any securities convertible into exchangeable for Capital Stock of the Company issued by the Company after the date of this Indenture.

Section 11.14  APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.

Any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal or interest on any Securities shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04 except that, if prior to the close of business on the business day immediately preceding the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal or the interest on any Security) the Trustee or, in the case of any such deposit of monies with a Paying Agent, the Paying Agent shall not have received with respect to such monies the notice provided for in
Section 11.07, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article XI.


                                   ARTICLE XII

                                  MISCELLANEOUS


Section 12.01           NOTICES.

(a) Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (or by facsimile transmission) to the other's address as follows:

      The  Company's address is:         The Trustee's address is:

      Bentley Pharmaceuticals, Inc.      American Stock Transfer & Trust Company
      One Urban Centre,  Suite 550       Trust Department
      4830 West Kennedy Boulevard        40 Wall Street
      Tampa, Florida 33609-2517          New York, New York 10005
      Fax  (813) 286-4402                Fax (718) 236-4588

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time. All notices and communications shall be in writing.

Section 12.02  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

The Trustee, within five business days after receipt of a written application by any three or more Holders stating that they desire to communicate with other Holders with respect to their rights under the Indenture or Securities, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned his Securities for a period of at least six months preceding the date of such application, shall inform such applicants as to the approximate number of Holders and the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application. The Trustee shall, upon the written request of such applicants, mail to all Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall determine, in good faith, that such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law.

Section 12.03  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such Certificate or Opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.05           RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06        LEGAL HOLIDAYS.

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.07        NO RECOURSE AGAINST OTHERS.

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 12.08        DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.09        GOVERNING  LAW AND CONSENT TO SERVICE.

The laws of the State of New York shall govern this Indenture and the Securities, without giving effect to principles of conflicts of law thereof. The Company hereby consents and agrees that the state or federal courts located in New York County, New York, shall have exclusive jurisdiction to hear and determine any claims or disputes regarding the Company pertaining to this Indenture and the Securities, provided that any appeals from those courts may have to be heard by a court located outside of the New York County, New York, and provided further that nothing in this Indenture or the Securities shall be deemed or operate to preclude the Trustee or any Holder from bringing suit or taking other legal action in any other jurisdiction against the Company arising out of or pertaining to the Indenture or the Securities. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, and hereby consents to the granting of such legal or equitable relief as deemed appropriate by such court. The Company also hereby waives personal service upon it of the summons, complaint and other process issued in any such action or suit, and agrees that service of such summons, complaint and other process may be made upon it by registered or certified mail addressed to the Company at its address set forth in Section 12.01 and that service so made shall be deemed completed upon the earlier of the Company's actual receipt thereof or three days after deposit in the U.S. mails, addressed as aforesaid and proper postage prepaid.

Section 12.10  CONFLICT WITH TRUST INDENTURE ACT.

If any provision of this Indenture limits, qualifies or controls or conflicts with another provision hereof which is required to be included in this Indenture by, or otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control. Section 12.11 No Adverse Interpretation of Other Documents.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


                                            SIGNATURES

Dated:____________________                  BENTLEY PHARMACEUTICALS, INC.

                                            By _________________________________
                                                James R. Murphy, President
Attest:

______________________________
Michael D. Price, Secretary                   [SEAL]

Dated:________________________               AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY

                                             By  _______________________________

Attest:

_______________________________

EXHIBIT A

No: ___                                                         $_______________



BENTLEY  PHARMACEUTICALS,  INC.,  a  Florida  corporation,  promises  to  pay to
____________________     or    registered    assigns,     the    principal    of
____________________________________ Dollars on February 13, 2006.



          12% Convertible Senior Subordinated Debenture due February 13, 2006 Interest Payment Dates: January 1, April 1, July 1 and October 1 Record Dates : December 15, March 15, June 15 and September 15




Dated:  February 14, 1996


Authenticated

AMERICAN STOCK TRANSFER                          BENTLEY PHARMACEUTICALS, INC.
& TRUST COMPANY, as Trustee


By __________________________                    By:____________________________
           Authorized Officer                         Authorized Officer

                                                           [SEAL]

                          BENTLEY PHARMACEUTICALS, INC.

       12% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE FEBRUARY 13, 2006

1. INTEREST. Bentley Pharmaceuticals, Inc. (the "Company"), a Florida corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest quarterly on January 1, April 1, July 1 and October 1 of each year commencing April 1, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the day of delivery of the Debentures. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities (the "Holders") at the close of business on the 15th day of the month preceding the next interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

3. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, American Stock Transfer & Trust Company (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4. INDENTURE. The Company issued the Securities under an Indenture dated as of February 14, 1996 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $7,500,000 in aggregate principal amount.

5. REDEMPTION. On or after August 14, 1996, and from time to time thereafter, the Company may, with prior written consent of Coleman & Company Securities, Inc., redeem all or part of the Securities from time to time at 105% of principal amount, plus accrued interest to the redemption date, if the closing price of the Company's Common Stock, par value $.02 per share (the "Common Stock"), for each of the immediately preceding 20 consecutive trading days equal or exceeds $7.00 per share, as initially constituted. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system.

6. NOTICE OF REDEMPTION. Notice of redemption (the "Notice of Redemption") will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

7.         CONVERSION.

           (a) A Holder may convert his Security into Common Stock at any time after the earlier of the date on which a Notice of Redemption is mailed or February 14, 1997 (or earlier with the consent of the Company and Coleman and Company Securities, Inc.) and before the close of business on February 13, 2006. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Price, subject to adjustment in certain events, is the lesser of (i) $2.50 per share; or (ii) 80% of the average last sale price on the American Stock Exchange over the 20 trading days immediately preceding the first anniversary of the issuance of the Debentures (the "Anniversary Date") or the date of notice of redemption is given or other earlier date, as applicable. In addition, the Company may from time to time voluntarily reduce the Conversion Price. To determine the number of shares issuable upon conversion of a Security, divide the principal amount converted by the Conversion Price in effect on the conversion date. On conversion no payment or adjustment for interest will be made. The Company will round to the next highest share for any fractional share so that if any fraction exists, the Company shall issue one full share for such fractional amount.

           (b) To convert a Security a Holder must (i) complete and sign the conversion notice on the back of the Security; (ii) surrender the Security to a Conversion Agent; (iii) furnish appropriate endorsements and transfer documents, if required by the Registrar or Conversion Agent; and (iv) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000.

           (c)  The   Conversion   Price  will  be  adjusted  for  dividends  or
distributions on Common Stock payable in Common Stock; subdivisions, combinations or certain reclassifications of Common Stock; certain issuances of Common Stock at less than the lessor of the Conversion Price or the market price at the time of issuance; or distributions of assets or debt securities of the Company. However, no adjustment will be made if Holders may participate in the transaction or in certain other cases.

           (d) If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another entity.

8. SUBORDINATION. The Securities are subordinated to Senior Debt, which is the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of the Company outstanding on the date of this Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Debt with respect to the Company or any Subsidiary shall not include (i) any Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock. "Indebtedness," as applied to any entity means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent that such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles. The Securities shall rank senior or pari passu to all indebtedness evidenced by securities of the Company and any other indebtedness other than Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees to the subordination and authorizes the Trustee to give it effect.

9. DENOMINATION, TRANSFER AND EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

10. PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as its owner for all purposes.

11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least 60% in principal amount of the Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holders.

12. DEFAULTS AND REMEDIES. Each of the following occurrences constitutes an Event of Default: (i) failure by the Company to pay interest on the Securities for more than 20 days after the due date thereof; (ii) failure by the Company to pay principal when due; (iii) failure by the Company for 45 days after notice to comply with any of its other agreements in the Indenture or the Securities; (iv) certain defaults under and accelerations prior to maturity of other indebtedness; (v) a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Subsidiary which remains unpaid and unstayed for a period of 30 days after the date of which the right to appeal has expired, provided that the aggregate of all such judgments exceeds $500,000; and (vi) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holder of at least 25% in principal amount of the Securities may declare all of the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust power. The Trustee may withhold from Holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

13. TRUSTEE DEALINGS WITH THE COMPANY. American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based thereon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent appointed by the Trustee.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("Custodian"), and U/G/M/A ("Uniform Gifts to Minors Act"). The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to: Secretary, Bentley Pharmaceuticals, Inc., One Urban Centre, Suite 550, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2517.

         ASSIGNMENT FORM                             CONVERSION NOTICE

To assign this Security, fill in the     To  convert  this Security into Common
 form below:                             Stock of the Company, check the box:[ ]


I or we assign and transfer this         To convert only part of this Security,
 Security to                             state the amount:

(Insert assignee's soc. sec. or
 tax i.d. no.)
                                                   $______________________
____________________________________
                                         If you want the stock certificate made
____________________________________     out in another person's name, fill in
                                         the form below:
____________________________________
(Print or type assignee's name,          (Insert assignee's soc. sec. or
 address and zip code)                    tax i.d. no.)

and irrevocably appoint_____________     _______________________________________
__________________ agent to transfer
this Security on the books of the        _______________________________________
Company.  This agent may substitute
another to act for him.                  _______________________________________

                                         _______________________________________
                                         (print or type assignee's name, address
                                          and zip code)

                     ______________________________________


Date: ______________________        Your Signature _____________________________

(Sign your name exactly as it appears on the other side of this Security)